   As filed with the Securities and Exchange Commission on August 23, 2000
                             Registration No. 333-

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                           Evoke Communications, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                           84-1407805
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -----------------------------

                               1157 Century Drive
                           Louisville, Colorado 80027

                          ----------------------------
                    (Address of principal executive offices)

                         -----------------------------

                           2000 Equity IncentivePlan
                       2000 Employee Stock Purchase Plan
                         Contigo 1999 Stock Option Plan
         Contigo 1999 Section 25102(o) Stock Option/Stock Issuance Plan

                          ----------------------------
                           (Full title of the plans)

                               Paul A. Berberian
                     President and Chief Executive Officer
                           Evoke Communications, Inc.
                               1157 Century Drive
                           Louisville, Colorado 80027
                                 (800) 878-7326

                          ----------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                             Michael L. Platt, Esq.
                            Jonathan J. Taylor, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                            Boulder, Colorado 80302
                                 (303) 546-4000

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

=====================================================================================================================

                                                  Proposed Maximum           Proposed
 Title of Securities        Amount to be         Offering Price Per      Maximum Aggregate           Amount of
 to be Registered            Registered              Share (1)           Offering Price (1)        Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.0015 per        13,641,498 shares            $5.36               $73,080,414.06           $19,293.23
      share
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (i) the weighted average exercise price for shares subject to options previously granted under the Registrant's 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, Contigo 1999 Stock Option Plan and Contigo 1999 Section 25102(o) Stock Option/Stock Issuance Plan pursuant to Rule 457(h)(1) under the Securities Act, and (b) for shares granted after the date hereof, the average of the high and low prices of the Registrant's Common Stock on August 17, 2000, as reported on The Nasdaq Stock Market (National Market). The following chart illustrates our calculation of the registration fee:

=========================================================================================================================
         Type of Shares               Number of Shares        Offering Price Per Share        Aggregate Offering Price
-------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 options outstanding under the                  5,558,747            $6.46(a)                             $35,909,505.62
 2000 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant
 under the 2000 Equity Incentive                6,107,920            $5.29(b)                             $32,310,896.80
 Plan
-------------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant
 under the 2000 Employee Stock                    400,000            $5.29(b)                             $    2,116,000
 Purchase Plan
-------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 options outstanding under the
 Contigo 1999 Stock Option Plan                 1,442,390            $1.66(a)                             $ 2,394,367.40
-------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 options outstanding under the
 Contigo 1999 Section 25102(o)                    132,441            $2.64(a)                             $   349,644.24
 Stock Option/Stock Issuance Plan
=========================================================================================================================

     (a)  Based on the weighted average exercise price of options outstanding.

     (b) Based on the proposed maximum offering price of the Registrant's securities computed in accordance with Rule 457(h) under the Securities Act.

================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Evoke Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Registrant's Prospectus dated July 24, 2000 filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed and a description of the Registrant's Common Stock.

     (b) All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

     (c) The description of the Company's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 000-30708) filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                           DESCRIPTION OF SECURITIES

     Not Applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation provides to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except liability for breach of their duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that it shall indemnify its directors and executive officers and may indemnify other officers, employees and agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any person required or permitted to be indemnified.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers under which each director and executive officer will be indemnified against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of Registrant. Registrant's board of directors has authorized the officers of Registrant to investigate and obtain directors' and officers' liability insurance.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

                                   EXHIBITS

Exhibit
Number      Description
       4.1  Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30708)).

       4.2  Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration
            Statement on Form S-1 (Registration No. 333-30708)).

       4.3  Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

       5.1  Opinion of Cooley Godward LLP.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Cooley Godward LLP (included in Exhibit 5.1).

      24.1  Power of Attorney (included on page 6).

      99.1  2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

      99.2  2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

      99.3  Contigo 1999 Stock Option Plan.

      99.4  Contigo 1999 Section 25102(o) Stock Option/Stock Issuance Plan.

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado on August 23, 2000.

                                    Evoke Communications, Inc.

                                    By: /s/ PAUL A. BERBERIAN
                                        ---------------------
                                       Paul A. Berberian
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Paul A. Berberian his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                               Date
/s/ PAUL A. BERBERIAN                            Chairman of the Board, Chief Executive      August 23, 2000
------------------------------------------       Officer and President (Principal
          Paul A. Berberian                      Executive Officer)


/s/ JAMES M. LEJEAL                              Chief Operating Officer, Secretary,         August 23, 2000
------------------------------------------       Treasurer and Director (Principal
          James M. LeJeal                        Accounting Officer)


/s/ TERENCE G. KAWAJA                            Executive Vice President and Chief          August 23, 2000
------------------------------------------       Financial Officer (Principal Financial
          Terence G. Kawaja                      Officer)


/s/ BRADLEY A. FELD                              Director                                    August 23, 2000
------------------------------------------
          Bradley A. Feld

/s/ CAROL DEB. WHITAKER                          Director                                    August 23, 2000
------------------------------------------
          Carol deB. Whitaker

/s/ DONALD P. HUTCHISON                          Director                                    August 23, 2000
------------------------------------------
          Donald P. Hutchison

/s/ STEVEN C. HALSTEDT                           Director                                    August 23, 2000
------------------------------------------
          Steven C. Halstedt

/s/ ANDRE MEYER                                  Director                                    August 23, 2000
------------------------------------------
          Andre Meyer

/s/ MASSIH TAYEBI                                Director                                    August 23, 2000
------------------------------------------
          Massih Tayebi

                                 EXHIBIT INDEX

Exhibit
Number      Description
       4.1  Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-30708)).

       4.2  Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration
            Statement on Form S-1 (Registration No. 333-30708)).

       4.3  Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

       5.1  Opinion of Cooley Godward LLP.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Cooley Godward LLP (included in Exhibit 5.1).

      24.1  Power of Attorney (included on page 6).

      99.1  2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

      99.2  2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's
            Registration Statement on Form S-1 (Registration No. 333-30708)).

      99.3  Contigo 1999 Stock Option Plan.

      99.4  Contigo 1999 Section 25102(o) Stock Option/Stock Issuance Plan.